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                                                                    EXHIBIT 3.02

                                     BY-LAWS

                                       OF

                       FNB FINANCIAL SERVICES CORPORATION


                                   ARTICLE I.

                                    Offices
                                    -------
         1. Principal Office. The principal office of the corporation shall be
            ----------------
located at such place as the Board of Directors may determine.

         2. Other Offices. The corporation may have offices at such other
            -------------
places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.


                                   ARTICLE II.

         1. Place of Meetings. All meetings of shareholders shall be held at the
            -----------------
principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

         2. Annual Meetings. The annual meeting of shareholders shall be held on
            ---------------
the second Tuesday in May, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

         3. Substitute Annual Meeting. If the annual meeting shall not be held
            -------------------------
on the day designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         4. Special Meetings. Special Meetings of the shareholders may be called
            ----------------
at any time by the President, Secretary or Board of Directors of the corporation, or by any shareholder pursuant to the written request of the holders of not less than 10% of all the shares entitled to vote at the meeting.

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         5. Notice of Meetings. Written or printed notice stating the time and
            ------------------
place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice must be given not less than twenty days before any meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United states mail, addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.

         In the case of annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

         When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         6. Waiver of Notice. The transactions of any shareholders' meeting,
            ----------------
however called and with whatever notice, if any, are as valid as though at a meeting duly held after regular call and notice, if a quorum of the shareholders is present at the meeting in person or by proxy and no objection to hold the meeting is made by any shareholder present, or his proxy, and if either before or after the meeting each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         7. Quorum. The holders of a majority of the shares entitled to vote,
            ------
represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the shares voting on the motion to adjourn; at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         8. Voting of Shares. Each outstanding share having voting rights shall
            ----------------
be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except in the election of directors the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or by a bylaw adopted by the shareholders of this corporation.


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         9. Informal Action by Shareholders. Any action which is required or
            -------------------------------
permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept in the corporate minute book, whether done before or after the action so taken.


                                  ARTICLE III.

                                   Directors
                                   ---------

         1. General Powers. The business and affairs of the corporation shall be
            --------------
managed by the Board of Directors or, to the extent provided by the Board of Directors, by such Executive Committee as the Board may establish pursuant to these bylaws.

         2. Number, Term and Qualifications. The number of directors of the
            -------------------------------
corporation shall be not less than five nor more than twenty-five, which number shall be fixed at any annual or special meeting of shareholders at which directors are to be elected by a vote of a majority of the shares represented at the meeting. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the corporation, except insofar as such requirements are imposed by national banking laws or by regulations of the Federal Reserve and/or the U.S. Comptroller of the Currency.

         3. Election of Directors. Except as provided in Section 5 of this
            ---------------------
Article, the directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast.

         4. Removal. The shareholders may remove one or more of the directors
            -------
with or without cause. A director may be removed only if the number of votes cast for the removal exceeds the number of votes cast against the removal. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

         5. Vacancies. A vacancy occurring in the Board of Directors may be
            ---------
filled by a majority of the remaining directors, even though less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of the shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office and until his successor is elected and qualified.

         6. Chairman. There may be a Chairman of the Board of Directors elected
            --------
by the directors from their number at any meeting of the Board. The Chairman shall preside at all



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meetings of the Board of Directors and perform such other duties as may be directed by the Board.

         7. Compensation. The Board of Directors may compensate directors for
            ------------
their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.

         8. Executive and other Committees. Unless otherwise provided in the
            ------------------------------
charter or a bylaw adopted by the shareholders, the Board of Directors, by resolution adopted by a majority of the number of directors then in office, may designate from among it members an executive committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution or in the charter or the bylaws of the corporation, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except as to the matters which are by law specifically excepted from the authority of such committees. Any such committee or any member thereof may be discharged by a majority of the directors present at a meeting at which a quorum is present, or by informal action by the Board of Directors as provided by law, or in the charter or bylaws of the corporation.


                                   ARTICLE IV.

                              Meetings of Directors
                              ---------------------

         1. Regular Meetings. A regular meeting of the Board of Directors shall
            ----------------
be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

         2. Special Meetings. Special meetings of the Board of Directors may be
            ----------------
called by or at the request of the President or any two directors. Such meetings may be held within or without the State of North Carolina.

         3. Notice of Meetings. Regular meetings of the Board of Directors may
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be held without notice.

         The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         4. Waiver of Notice. Any director may waive notice of any directors'
            ----------------
meeting held without proper call or notice, either before or after the meeting is held.


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         Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called.

         Failure of a director who did not attend a meeting held without proper call or notice to file with the secretary or Assistant Secretary of the corporation his written objection to the holding of the meeting or to any specific action so taken promptly after having knowledge of the action taken and of the insufficiency of notice shall constitute ratification of the action taken at the meeting.

         5. Quorum. A majority of the directors fixed by these bylaws shall
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constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         6. Manner of Acting. Except as otherwise provided by law or in this
            ----------------
section, an act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         The vote of the majority of the number of directors then in office shall be required to adopt a resolution constituting an Executive or other committee of the Board of Directors. The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a bylaw, if otherwise permissible, or to adopt a resolution dissolving the corporation without action by the shareholders. Approval of a transaction in which one or more directors have an adverse interest shall require a majority, not less than two, of the disinterested directors present, even though less than a quorum. Vacancies in the Board of Directors may be filled as provided in Article III,
Section 6 of these bylaws.

         7. Informal Action by Directors and Attendance by Telephone. Action
            --------------------------------------------------------
taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

         Any one or more directors may participate in a meeting of the board by means of a conference telephone or similar device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.


                                  ARTICLE V.

                                   Officers
                                   --------

         1. Number. The officers of the corporation shall consist of a
            ------
President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of President and Secretary, but no officer may act in



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more than one capacity where action of two or more officers is required. It shall not be necessary for any officer to be a shareholder of the corporation.

         2. Election and Term. The officers of the corporation shall be elected
            -----------------
by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified.

         3. Removal. Any officer or agent elected or appointed by the Board of
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Directors may be removed by the Board with or without cause; but said removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4. Compensation. The compensation of all officers of the corporation
            ------------
shall be fixed by the Board of Directors.

         5. President. The President shall be the principal executive officer of
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the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation according to these bylaws.

         He shall, when present, preside at all meetings of the shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which may lawfully be executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         6. Vice-Presidents. The Vice Presidents in the order of their election,
            ---------------
unless otherwise determined by the Board of Directors, shall in the absence or disability of the President perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and shall have such other powers as the Board of Directors shall prescribe.

         7. Secretary. The Secretary shall keep accurate records of acts and
            ---------
proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these bylaws. He shall have general charge of the corporate records and books and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instruments requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         8. Treasurer. The Treasurer shall have custody of all funds and
            ---------
securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board



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of Directors. He shall keep full and accurate records of the finances of the corporation in books especially provided for the purpose; and he shall cause a true statement of the assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         9. Assistant Secretaries and Treasurers. The Assistant Secretaries and
            ------------------------------------
Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         10. Bonds. The Board of Directors may by resolution require any or all
             -----
officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.


                                   ARTICLE VI

                         Contracts, Checks and Deposits
                         ------------------------------

         1. Contracts. The Board of Directors may authorize any officer or
            ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

         2. Checks and Drafts. All checks, drafts or orders for the payment of
            -----------------
money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         3. Deposits. All funds of the corporation not otherwise employed shall
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be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.


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                                   ARTICLE VII

                  Certificates for Shares and Transfer Thereof
                  --------------------------------------------

         1. Certificate for Shares. Certificates representing shares of the
            ----------------------
corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. Each certificate shall be signed by the President or any Vice President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. The Certificates shall be consecutively numbered or otherwise identified; and the names and address of the persons to whom they are issued, with the number of shares and date of issue shall be entered on the stock transfer books of the corporation.

         2. Transfer of Shares. Transfer of shares shall be made on the stock
            ------------------
transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferree or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         3. Fixing Record Date. For the purpose of determining shareholders
            ------------------
entitled to receive notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive payment, or for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than 70 days, and, in case of a meeting of shareholders, not less than ten days, before the date on which the particular action requiring such determination of shareholders is to be taken.

         4. Lost Certificates. The Board of Directors may authorize the issuance
            -----------------
or a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the persons claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against such loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, be [sic] resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.


                                  ARTICLE VIII

                               General Provisions
                               ------------------

         1. Dividends. The Board of Directors may from time to time declare, and
            ---------
the corporation may pay, dividends on its outstanding shares in such manner and upon such terms and conditions as are permitted by law and by its charter.

         2. Waiver of Notice. Whenever any notice is required to be given to any
            ----------------
shareholder or director under the provisions of the North Carolina Business Corporation Act or under the



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provisions of the charter or bylaws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to such notice.

         3. Fiscal Year. Unless otherwise ordered by the Board of Directors, the
            -----------
fiscal year of the corporation shall be from January 1 to December 31.

         4. Amendments. Except as otherwise provided therein, these bylaws may
            ----------
be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

         The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive or other committees; (3) increasing or decreasing the number of directors authorized by these bylaws; (4) classifying and staggering the election of directors.

         No bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

         5. Inapplicability of the North Carolina Control Share Acquisition Act.
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Article 7A of Chapter 55 of the General Statutes of North Carolina, entitled,
"Control Share Acquisitions," shall not apply to this corporation.

         6. Indemnification. Any person who at any time serves or has served as
            ---------------
a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, administrator, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the board may provide such indemnification for the employees and agents of the Corporation as it deems appropriate.

         The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by him in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

         Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provisions in the bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

         The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw,



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including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

         Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

         The rights granted herein shall not be limited by the provisions contained in N.C. Gen. Stat. Section 55-8-51 (or its successor), provided, however, that the Corporation shall not indemnify or agree to indemnify a potential indemnitee against liability or expenses he may incur on account of his activities which were at the time taken known or believed by the potential indemnitee to be clearly in conflict with the best interests of the Corporation.




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